Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Overview

On December 23, 2024, T1 Energy Inc., a Delaware corporation (f/k/a FREYR Battery, Inc.) (“T1” or the “Company”), completed the transactions contemplated under a transaction agreement (the “Transaction Agreement”) entered into with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”), on November 6, 2024 for the acquisition of all legal and beneficial ownership in the shares of capital stock of Trina Solar US Holding Inc., a Delaware corporation (“Trina Solar US Holding” or “TUH”), which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) Trina Solar US Manufacturing Holding Inc., a Delaware corporation (“TUMH”), (b) Trina Solar US Manufacturing Module Associated Entity 1, LLC, a Texas limited liability company (“TUMA”), (c) Trina Solar US Manufacturing Module 1, LLC, a Texas limited liability company (“TUM 1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with Trina Solar US Holding, TUMH, TUMA and TUM 1, the “Acquired Companies”) (and such acquisition, the “Trina Business Combination”).

On December 23, 2024 (the “Closing Date”), in consideration for the Trina Business Combination, T1 (i) paid to the Seller $100.0 million cash consideration and (ii) issued to the Seller: (a) a $50.0 million repayment of an intercompany loan (together with accrued and unpaid interest); (b) 15,437,847 shares of common stock, par value $0.01 per share, of T1 (the “Common Stock”) (and such issuance, the “Share Consideration”); (c) a $150.0 million 1% per annum senior unsecured note due in five years (the “Note Instrument”); and (d) an $80.0 million 7% unsecured convertible note due in five years (the “Convertible Note Instrument”), which, subject to approval from the Committee on Foreign Investment in the United States (“CFIUS”), is convertible in up to two conversions into 30.4 million shares of Common Stock, in aggregate (the “Conversion Shares”). The Second Conversion is also subject to the Requisite Stockholder Approval.

With respect to the development, operation and services of the solar module manufacturing facility located in Wilmer, Texas with an output capacity of 5 GW, owned by TUM 1, and currently under construction (the “Solar Module Manufacturing Facility”), on the Closing Date, the Company and (A) certain parties affiliated to the Seller, entered into that certain (i) Module Operational Support Agreement, (ii) IP License Agreement and (B) TUM 1 entered into that certain IP Sublicense Agreement; and TUM 1 and certain affiliated parties to Seller entered into that certain (i) Sales Agency and Aftermarket Services Agreement, (ii) Amended and Restated Sales Agreement (Solar Cells), (iii) Amended and Restated Sales Agreement (Polysilicon), (iv) Amended and Restated Supply Contract, (v) Amendment No. 1 to Intellectual Property License Agreement, and (vi) Amended and Restated Trademark License Agreement.

With respect to the existing project finance of TUM 1 in connection with the construction of the Solar Module Manufacturing Facility, on the Closing Date, TUM 1 entered into that certain Consent, Waiver and Amendment No. 1 to that certain $235.0 million senior secured credit facility by and among TUM 1, as borrower, the lenders from time to time party thereto, HSBC Bank USA, N.A., as administrative and collateral agent, Standard Chartered Bank, Société Générale and HSBC Bank USA, N.A., as joint lead arrangers, Standard Chartered Bank, as green loan coordinator, dated July 16, 2024 (the “Credit Agreement Amendment” and such credit facility, the “Senior Secured Credit Facility”), and the Company entered into that certain (i) Equity Contribution Agreement, (ii) Loan Commitment Agreement, and (iii) Direct Agreement – Operational Support Agreement.

On the Closing Date, the Company and Seller entered into that certain (i) Cooperation Agreement and (ii) a Registration Rights Agreement.

In connection with the Company’s efforts to finance in part the construction, commissioning and ramp-up related to the solar cell manufacturing facility to be developed by TUM 2, including general corporate purposes related to the assets to be acquired by the Company pursuant to the Trina Business Combination, T1 and certain funds and accounts managed by Encompass Capital Advisors LLC entered into a Preferred Stock Purchase Agreement, dated November 6, 2024 (the “Preferred Stock Purchase Agreement”), pursuant to which such funds purchased non-voting preferred stock of T1 (the “Preferred Stock”) in exchange for $100.0 million (such transaction, the “Preferred Stock Issuance”), to be funded across two tranches of $50.0 million each, upon closing of the Trina Business Combination and thereafter upon T1’s sole discretion upon proceeding to a final investment decision on TUM 2.

Following the Closing Date, and in the event that any of the Preferred Stock issued under the Preferred Stock Purchase Agreement is converted into T1 Common Stock, the Seller shall have the right to acquire from T1 such number of shares of Common Stock so that the Seller’s proportionate ownership of Common Stock following the conversion of the Preferred Stock will be the same as before the conversion at a price equal to $2.50 per share of Common Stock or such other price as is used in the conversion of the Preferred Stock (the “Seller Option”).

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, using assumptions set forth in the notes to the unaudited pro forma financial statements. The pro forma financial statements have been prepared from the respective historical consolidated financial statements of T1 and TUH, adjusted to give effect to (i) the Trina Business Combination and related transactions, including the Credit Agreement Amendment, (ii) the Preferred Stock Issuance, and (iii) the issuance of the Seller Option. Further, under the terms of the Transaction Agreement, T1 agreed to use reasonable efforts to dispose, divest, transfer or otherwise sell the assets and operations that constitute its European business within six months of the Closing Date. As of the Closing Date, T1 determined that its European businesses and its Coweta County, Georgia business met the criteria for classification as held for sale. Additionally, T1 concluded that the ultimate disposals (the “Divestitures” and together with the Trina Business Combination and related transactions, the Preferred Stock Issuance, and the issuance of the Seller Option, the “Pro Forma Transactions”) will represent a strategic shift that will have a major effect on its operations and financial results. As such, T1’s historical financial results of the European businesses and Coweta County, Georgia have been reclassified to discontinued operations in the pro forma financial statements.

The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) gives effect to the Pro Forma Transactions as if each had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) give effect to the Pro Forma Transactions as if each had occurred on January 1, 2023. T1 is the accounting acquirer, and the Trina Business Combination has been accounted for in accordance with the business combination guidance in Accounting Standards Codification (“ASC”) 805, Business Combinations. The pro forma information presented reflects events directly attributable to the Trina Business Combination and certain assumptions the Company believes are reasonable. The pro forma financial statements contain certain reclassification adjustments to conform TUH’s historical financial statement presentation with T1’s historical financial statement presentation.

The following pro forma financial statements, and the related notes thereto, are based on, and should be read in conjunction with:

●	the historical audited consolidated financial statements of T1 for the year ended December 31, 2023, and the related notes thereto, included in T1’s Annual Report on Form 10-K filed on February 29, 2024;

●	the historical unaudited consolidated financial statements of T1 as of and for the nine months ended September 30, 2024, and the related notes thereto, included in T1’s Quarterly Report on Form 10-Q filed on November 12, 2024;

●	the historical audited consolidated financial statements of Trina Solar US Holding for the years ended December 31, 2023 and 2022, and the related notes thereto, included as Exhibit 99.1 elsewhere within this Current Report on Form 8-K/A;

●	the unaudited condensed consolidated financial statements of Trina Solar US Holding as of and for the nine months ended September 30, 2024 and 2023, and the related notes thereto, included as Exhibit 99.2 elsewhere within this Current Report on Form 8-K/A; and

●	the “Management’s discussion and analysis of financial condition and results of operations” included in T1’s Annual Report on Form 10-K filed on February 29, 2024 and Quarterly Report on Form 10-Q filed on November 12, 2024.

The pro forma financial statements were derived by making certain transaction accounting adjustments to the historical financial statements noted above. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual impact of the Pro Forma Transactions may differ from the adjustments made to the pro forma financial statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects for the periods presented as if the Pro Forma Transactions had been consummated earlier, and that all adjustments necessary to fairly present the pro forma financial statements have been made.

As of the date of this Current Report on Form 8-K/A, T1 has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and the liabilities to be assumed and the related allocations of purchase price. A final determination of the fair value of the assets and liabilities of the Acquired Companies based on the actual assets and liabilities of the Acquired Companies that existed as of the Closing Date will be finalized during the measurement period not to exceed twelve months from the Closing Date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.

The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. T1 estimated the fair value of the assets and liabilities of the Acquired Companies based on discussions with management of the Seller, preliminary valuation studies, due diligence, and information presented in the financial statements of Trina Solar US Holding. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the pro forma financial statements. The final purchase price allocation may be materially different than that reflected in the preliminary pro forma purchase price allocation presented herein.

The pro forma financial statements and related notes are presented for illustrative purposes only and should not be relied upon as an indication of the operating results that T1 would have achieved if the Transaction Agreement had been entered into and the Pro Forma Transactions had taken place on the assumed dates. The pro forma financial statements do not reflect future events that may occur after the consummation of the Trina Business Combination and related transactions, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings, or economies of scale that T1 may achieve with respect to the combined operations. As a result, future results may vary significantly from the results reflected in the pro forma financial statements and should not be relied on as an indication of the future results of T1.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	T1 As Adjusted (See Note 3)	TUH As Adjusted (See Note 4)	Trina Business Combination (Pro Forma)		Other Adjustments (Pro Forma)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$204,351	$14,092	$(150,609	)(a)	$50,000	(e)	$101,018
			(16,816	)(d)
Restricted cash	2,202	—	—		—		2,202
Accounts receivable, net	—	12,792	—		—		12,792
Inventory	—	153,436	—		—		153,436
Prepaid assets	2,331	83,732	—		—		86,063
Other current assets	263	1,350	(952	)(b)	—		661
Total current assets	209,147	265,402	(168,377)		50,000		356,172
Property and equipment, net	8	195,046	(428	)(b)	—		194,626
Goodwill	—	—	90,737	(b)	—		90,737
Intangible assets, net	—	—	306,000	(b)	—		306,000
Prepaid supply agreements	—	176,250	(44,006	)(b)	—		132,244
Right-of-use asset under operating leases	—	102,484	8,869	(b)	—		111,353
Other long-term assets	—	6,057	(6,057	)(b)	—		—
Total assets	$209,155	$745,239	$186,738		$50,000		$1,191,132

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable	$2,526	$49,181	$—		$—		$51,707
Accrued liabilities and other	1,707	16,969	—		—		18,676
Share-based compensation liability	19	—	—		—		19
Current portion of long-term debt	—	29,794	—		—		29,794
Current portion of long-term liability - related party	—	44,000	—		—		44,000
Total current liabilities	4,252	139,944	—		—		144,196
Warrant liability	721	—	—		—		721
Convertible note - related party	—	—	80,561	(a)	—		80,561
Operating lease liability	—	109,957	—		—		109,957
Long-term debt	—	205,206	(4,176	)(b)	—		201,030
Long-term liability - related party	—	176,000	117,655	(a)	—		246,055
			(47,600	)(b)
Deferred tax liability	—	—	73,271	(b)	—		73,271
Other long-term liabilities	446	40,000	18,454	(a)	—		58,900
Total liabilities	5,419	671,107	238,165		—		914,691
Redeemable preferred stock
Convertible series A preferred stock	—	—	—		48,287	(e)	48,287
Equity:
Common stock	1,405	—	154	(a)	—		1,559
Additional paid-in capital	929,324	—	39,367	(a)	1,713	(e)	970,404
Parent net investment	—	74,132	(74,132	)(c)	—		—
Accumulated other comprehensive loss	(34,035)	—	—		—		(34,035)
Accumulated deficit	(692,958)	—	(16,816	)(d)	—		(709,774)
Total equity	203,736	74,132	(51,427)		1,713		228,154
Total liabilities, redeemable preferred stock and equity	$209,155	$745,239	$186,738		$50,000		$1,191,132

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(In thousands, except per share amounts)

			Transaction Accounting Adjustments
	T1 As Adjusted (See Note 3)	TUH (Historical)	Trina Business Combination (Pro Forma)		Other Adjustments (Pro Forma)		Pro Forma Combined
Net sales	$—	$17	$—		$—		$17
Cost of sales	—	—	—		—		—
Gross profit	—	17	—		—		17
Operating expenses:

General and administrative	42,857	21,126	—	(a)	—		100,777
			36,566	(b)
			228	(l)
Sales and marketing	—	228	(228	)(l)	—		—
Total operating expenses	42,857	21,354	36,566		—		100,777
Loss from continuing operations	(42,857)	(21,337)	(36,566)		—		(100,760)
Other income (expense):
Warrant liability fair value adjustment	1,294	—	—		—		1,294
Interest income (expense), net	3,627	(7,504)	(5,977	)(c)	—		(22,589)
			(10,470	)(d)
			(7,140	)(e)
			5,501	(f)
			(626	)(g)
Foreign currency transaction gain	556	—	—		—		556
Other income (expense), net	4,788	(2)	—		—		4,786
Total other income (expense)	10,265	(7,506)	(18,712)		—		(15,953)
Loss from continuing operations before income taxes	(32,592)	(28,843)	(55,278)		—		(116,713)
Income tax benefit	—	6,057	12,570	(h)	—		18,627
Net loss from continuing operations	(32,592)	(22,786)	(42,708)		—		(98,086)
Preferred dividends and accretion	—	—	—		(2,678	)(i)	(2,678)
Net loss from continuing operations attributable to stockholders	$(32,592)	$(22,786)	$(42,708)		$(2,678)		$(100,764)

Weighted average shares of common stock outstanding - basic and diluted	140,102		15,438	(j)			155,540
			—	(k)
Net loss per share from continuing operations - basic and diluted	$(0.23)						$(0.65)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except per share amounts)

			Transaction Accounting Adjustments
	T1 As Adjusted (See Note 3)	TUH (Historical)	Trina Business Combination (Pro Forma)		Other Adjustments (Pro Forma)		Pro Forma Combined
Operating expenses:
General and administrative	$65,527	$3,313	$—	(a)	$—		$134,456
			48,800	(b)	—
			16,816	(m)	—
Total operating expenses	65,527	3,313	65,616		—		134,456
Loss from continuing operations	(65,527)	(3,313)	(65,616)		—		(134,456)
Other income (expense):
Warrant liability fair value adjustment	31,763	—	—		—		31,763
Interest income (expense), net	9,949	231	(7,969	)(c)	—		(8,757)
			(7,948	)(d)
			(9,520	)(e)
			7,335	(f)
			(835	)(g)
Foreign currency transaction loss	(306)	—	—		—		(306)
Other income, net	5,916	—	—		—		5,916
Total other income (expense)	47,322	231	(18,937)		—		28,616
Loss from continuing operations before income taxes	(18,205)	(3,082)	(84,553)		—		(105,840)
Income tax benefit (expense)	(443)	—	19,227	(h)	—		18,784
Net loss from continuing operations	(18,648)	(3,082)	(65,326)		—		(87,056)
Preferred dividends and accretion	—	—	—		(3,571	)(i)	(3,571)
Net loss from continuing operations attributable to stockholders	$(18,648)	$(3,082)	$(65,326)		$(3,571)		$(90,627)

Weighted average shares of common stock outstanding - basic and diluted	139,705		15,438	(j)			155,143
			—	(k)
Net loss per share from continuing operations - basic and diluted	$(0.13)						$(0.58)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to unaudited pro forma condensed combined financial statements

NOTE 1 – Basis of pro forma presentation

The pro forma financial statements have been derived from the historical financial statements of T1 and Trina Solar US Holding. The pro forma balance sheet as of September 30, 2024 gives effect to the Pro Forma Transactions as if each had occurred on September 30, 2024. The pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 give effect to the Pro Forma Transactions as if each had occurred on January 1, 2023.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these pro forma financial statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s results of operations would have been if the Pro Forma Transactions had actually occurred on the dates indicated above, nor are they indicative of T1’s future results of operations.

These pro forma financial statements should be read in conjunction with the historical financial statements, and related notes thereto, of T1 and Trina Solar US Holding for the periods presented.

NOTE 2 – Pro forma acquisition accounting

The Trina Business Combination was accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 with T1 considered to be the accounting acquirer. The allocation of the preliminary estimated purchase price for Trina Solar US Holding is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Closing Date using currently available information. Because the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on T1’s financial position and results of operations may differ significantly from the pro forma amounts included in this Current Report on Form 8-K/A. T1 expects to finalize its allocation of the purchase price as soon as practicable but no later than twelve months after the Closing Date. The cash paid pursuant to the Transaction Agreement was funded through cash on hand.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

●	the final determination of consideration transferred;

●	changes in the estimated fair value of TUH’s assets acquired and liabilities assumed as of the Closing Date; and

●	the tax basis of TUH’s assets and liabilities as of the Closing Date.

Notes to unaudited pro forma condensed combined financial statements

The following table represents the preliminary purchase price allocation for Trina Solar US Holding (in thousands):

Purchase price allocation:
Cash consideration	$150,609
Fair value of equity consideration (Share Consideration)	39,521
Trina Solar AG note (Note Instrument)	117,655
Convertible note (Convertible Note Instrument)	80,561
Fair value of anti-dilution right (Seller Option)	18,454
Total consideration transferred	$406,800

Identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$14,092
Accounts receivable, net	12,792
Prepaid supply agreements - current	83,732
Inventory	153,436
Other current assets	398
Property and equipment, net	194,618
Intangible assets, net	306,000
Prepaid supply agreements - non-current	132,244
Right-of-use asset under operating leases	111,353
Accounts payable	(49,181)
Accrued liabilities and other	(16,969)
Current portion of long-term debt	(29,794)
Current portion of long-term liability - related party	(44,000)
Operating lease liability	(109,957)
Long-term debt	(201,030)
Long-term liability - related party	(128,400)
Other long-term liabilities	(40,000)
Deferred tax liability	(73,271)
Total identifiable net assets	$316,063

Goodwill	$90,737

NOTE 3 – Adjustments to T1’s historical financial statements

Under the terms of the Transaction Agreement, T1 agreed to use reasonable efforts to dispose, divest, transfer or otherwise sell the assets and operations that constitute its European business within six months of the Closing Date. As of the Closing Date, T1 determined that its European businesses and its Coweta County, Georgia business met the criteria for classification as held for sale. Additionally, T1 concluded that the Divestitures represent a strategic shift that will have a major effect on its operations and financial results. While the reclassification of the European businesses and Coweta County, Georgia business to discontinued operations do not trigger pro forma reporting requirements, the historical financial results of T1’s European businesses and Coweta County, Georgia business have been reclassified to discontinued operations in the pro forma financial statements to better illustrate the continuing operations of the combined company for conditions that existed as of the Closing Date.

Notes to unaudited pro forma condensed combined financial statements

Pro forma balance sheet adjustments as of September 30, 2024

Certain pro forma adjustments have been made to T1’s historical balance sheet to give effect to the reclassification of assets and liabilities held for sale to discontinued operations related to the Divestitures. The pro forma adjustments include a write down of the European businesses classified within discontinued operations to the fair value of the disposal groups less costs to sell as shown in (b) below. The remaining assets and liabilities of the European businesses have been excluded from the pro forma balance sheet as of September 30, 2024 with no pro forma adjustment for potential proceeds as shown in (c) below. T1 has not entered into a definitive agreement to sell its European businesses as of the date of this Current Report on Form 8-K/A. Upon the sale of its European businesses, T1 expects to record adjustments to reflect consideration received and a corresponding adjustment to accumulated deficit for the difference between net proceeds received and the carrying value of the assets and liabilities of the European businesses at the time of sale. In December 2024, T1 signed a letter of intent to sell land located in Coweta County, Georgia, for $50.0 million. The sale was completed on February 15, 2025 as shown in (a) below. In connection with the sale, T1 repaid local and state government grants, resulting in net proceeds of $22.5 million which are reflected on a pro forma basis as of September 30, 2024. A reconciliation of amounts derived and presented as “T1 As Adjusted” within the pro forma balance sheet as of September 30, 2024 is as follows (in thousands):

	T1 (Historical)	Discontinued Operations (Pro Forma)		T1 As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$181,851	$22,500	(a)	$204,351
Restricted cash	2,202	—		2,202
Prepaid assets	2,838	(507)		2,331
Other current assets	12,583	(12,320)		263
Current assets of discontinued operations	—	428,330		—
		(44,941	)(a)
		(327,651	)(b)
		(55,738	)(c)
Total current assets	199,474	9,673		209,147
Property and equipment, net	368,342	(368,334)		8
Intangible assets, net	2,700	(2,700)		—
Long-term investments	21,819	(21,819)		—
Right-of-use asset under operating leases	22,640	(22,640)		—
Other long-term assets	10	(10)		—
Total assets	$614,985	$(405,830)		$209,155

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,080	$(7,554)		$2,526
Accrued liabilities and other	21,254	(19,547)		1,707
Share-based compensation liability	19	—		19
Current liabilities of discontinued operations	—	70,876		—
		(27,957	)(a)
		(42,919	)(c)
Total current liabilities	31,353	(27,101)		4,252
Warrant liability	721	—		721
Operating lease liability	16,775	(16,775)		—
Other long-term liabilities	27,446	(27,000)		446
Total liabilities	76,295	(70,876)		5,419
Stockholders’ equity:
Common stock	1,405	—		1,405
Additional paid-in capital	929,324	—		929,324
Accumulated other comprehensive loss	(34,035)	—		(34,035)
Accumulated deficit	(358,004)	5,516	(a)	(692,958)
		(327,651	)(b)
		(12,819	)(c)
Total equity	538,690	(334,954)		203,736
Total liabilities and equity	$614,985	$(405,830)		$209,155

Notes to unaudited pro forma condensed combined financial statements

Pro forma statement of operations adjustments for the nine months ended September 30, 2024

Certain pro forma adjustments were made to T1’s historical statements of operations to give effect to the reclassification to discontinued operations. A reconciliation of amounts derived and presented as “T1 As Adjusted” within the pro forma statement of operations for the nine months ended September 30, 2024 is as follows (in thousands):

	T1 (Historical)	Discontinued Operations (Pro Forma)	T1 As Adjusted
Operating expenses:
General and administrative	$61,386	$(18,529)	$42,857
Research and development	30,854	(30,854)	—
Restructuring charge	4,644	(4,644)	—
Share of net loss of equity method investee	484	(484)	—
Total operating expenses	97,368	(54,511)	42,857
Loss from continuing operations	(97,368)	54,511	(42,857)
Other income (expense):
Warrant liability fair value adjustment	1,294	—	1,294
Interest income (expense), net	3,627	—	3,627
Foreign currency transaction gain	1,245	(689)	556
Other income, net	7,806	(3,018)	4,788
Total other income (expense)	13,972	(3,707)	10,265
Loss from continuing operations before income taxes	(83,396)	50,804	(32,592)
Income tax expense	(11)	11	—
Net loss from continuing operations	(83,407)	50,815	(32,592)
Net loss attributable to non-controlling interests	402	(402)	—
Net loss from continuing operations attributable to stockholders	$(83,005)	$50,413	$(32,592)

Weighted average shares of common stock outstanding - basic and diluted	140,102	—	140,102
Net loss per share from continuing operations - basic and diluted	$(0.59)	$0.36	$(0.23)

Notes to unaudited pro forma condensed combined financial statements

Pro forma statement of operations adjustments for the year ended December 31, 2023

Certain pro forma adjustments were made to T1’s historical statements of operations to give effect to the reclassification to discontinued operations. A reconciliation of amounts derived and presented as “T1 As Adjusted” within the pro forma statement of operations for the year ended December 31, 2023 is as follows (in thousands):

	T1 (Historical)	Discontinued Operations (Pro Forma)	T1 As Adjusted
Operating expenses:
General and administrative	$108,133	$(42,606)	$65,527
Research and development	28,457	(28,457)	—
Restructuring charge	6,016	(6,016)	—
Share of net loss of equity method investee	379	(379)	—
Total operating expenses	142,985	(77,458)	65,527
Loss from continuing operations	(142,985)	77,458	(65,527)
Other income (expense):
Warrant liability fair value adjustment	31,763	—	31,763
Convertible note fair value adjustment	1,074	(1,074)	—
Interest income (expense), net	9,949	—	9,949
Foreign currency transaction gain (loss)	20,855	(21,161)	(306)
Other income, net	6,918	(1,002)	5,916
Total other income (expense)	70,559	(23,237)	47,322
Loss from continuing operations before income taxes	(72,426)	54,221	(18,205)
Income tax expense	(670)	227	(443)
Net loss from continuing operations	(73,096)	54,448	(18,648)
Net loss attributable to non-controlling interests	1,151	(1,151)	—
Net loss from continuing operations attributable to stockholders	$(71,945)	$53,297	$(18,648)

Weighted average shares of common stock outstanding - basic and diluted	139,705	—	139,705
Net loss per share from continuing operations - basic and diluted	$(0.51)	$0.38	$(0.13)

Notes to unaudited pro forma condensed combined financial statements

NOTE 4 – Adjustments to TUH’s historical financial statements

Pro forma balance sheet reclassification adjustments as of September 30, 2024

Certain reclassification adjustments were made to TUH’s historical balance sheet in order to conform with T1’s financial statement presentation. A reconciliation of amounts derived and presented as “TUH As Adjusted” within the pro forma balance sheet as of September 30, 2024 is as follows (in thousands):

	TUH (Historical)	Reclassifications	TUH As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$14,092	$—	$14,092
Accounts receivable, net	12,792	—	12,792
Inventories	153,436	—	153,436
Prepaid assets	85,022	(1,290)	83,732
Other current assets	60	1,290	1,350
Total current assets	265,402	—	265,402
Property and equipment	194,618	428	195,046
Prepaid supply agreements	176,250	—	176,250
Right-of-use asset under operating leases	102,484	—	102,484
Intangible assets, net	428	(428)	—
Deferred income tax assets	6,057	(6,057)	—
Other long-term assets	—	6,057	6,057
Total assets	$745,239	$—	$745,239
LIABILITIES AND PARENT NET INVESTMENT
Current liabilities:
Accounts payable	$49,181	$—	$49,181
Accrued liabilities and other	90,763	(73,794)	16,969
Current portion of long-term debt	—	29,794	29,794
Current portion of long-term liability - related party	—	44,000	44,000
Total current liabilities	139,944	—	139,944
Long-term debt	205,206	—	205,206
Operating lease liability	109,957	—	109,957
Other long-term liabilities	216,000	(176,000)	40,000
Long-term liability - related party	—	176,000	176,000
Total liabilities	671,107	—	671,107

Parent net investment	74,132	—	74,132
Total liabilities and parent net investment	$745,239	$—	$745,239

Notes to unaudited pro forma condensed combined financial statements

NOTE 5 – Adjustments to the pro forma financial statements

The pro forma financial statements have been prepared to illustrate the effects of the Pro Forma Transactions and have been prepared for informational purposes only.

The preceding pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X which requires the presentation of adjustments to account for the pro forma transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to present Management Adjustments.

Pro forma balance sheet adjustments as of September 30, 2024

The adjustments included in the pro forma balance sheet as of September 30, 2024 are as follows:

(a)	Reflects pro forma adjustments to record the purchase consideration transferred from T1 to the Seller as part of the Trina Business Combination. Refer to Note 2 above for a summary of purchase consideration, including (i) cash paid of $150.6 million, (ii) Share Consideration of $39.5 million, (iii) the Note Instrument of $117.7 million, (iv) the Convertible Note Instrument of $80.6 million, and (v) the Seller Option of $18.5 million.

(b)	Reflects preliminary purchase price allocation adjustments for the assets acquired and liabilities assumed in the Trina Business Combination. Refer to Note 2 for additional details related to the preliminary purchase price allocation.

(c)	Reflects the elimination of the historical parent net investment of TUH on a pro forma basis as a result of acquisition accounting.

(d)	Reflects pro forma adjustments for the payment of one-time, nonrecurring transaction costs of $16.8 million for the Trina Business Combination. These incremental costs are not yet reflected in the historical consolidated balance sheet of T1 as of September 30, 2024. The estimated transaction costs are reflected in the pro forma balance sheet as a decrease to cash and increase to accumulated deficit as these costs will be expensed by T1 as incurred.

(e)	Reflects pro forma adjustments to cash, redeemable preferred stock, and additional paid-in capital for the $50.0 million Preferred Stock Issuance upon closing of the Trina Business Combination.

Notes to unaudited pro forma condensed combined financial statements

Pro forma statements of operations adjustments for the nine months ended September 30, 2024 and for the year ended December 31, 2023

The adjustments included in the pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 are as follows:

(a)	The Transaction Agreement requires T1 to use its reasonable efforts to dispose, divest, transfer or otherwise sell the assets and operations that constitute its European business (the “Divestiture”). In case the consideration received is less than $45.0 million, T1 shall pay to the Seller an amount equal to 19.9% of the shortfall between such consideration and $50.0 million. If such Divestiture is not completed within six months from the Closing Date (the “Divestiture Date”), unless waived by the Seller, T1 shall pay to the Seller a fee of $2.0 million for each calendar month from the Divestiture Date until completion of the Divestiture. While the Divestiture has not been completed as of the date of this Current Report on Form 8-K/A, T1 does not believe it is probable it will incur these costs and, as such, no pro forma adjustment has been recorded. However, if T1 ultimately incurs these costs, the resulting impact will increase general and administrative expense, net loss from continuing operations attributable to stockholders, and net loss per share from continuing operations - basic and diluted.

(b)

T1 acquired certain customer contract intangible assets with five-year estimated useful lives. The pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 only reflect pro forma amortization of the certain customer contract that commenced on the Closing Date. The initial term for a second customer contract has not commenced and will not commence until the first day of the calendar month following the commencement date of TUM 1, which has not commenced operations and whose assets are classified as construction in progress as of September 30, 2024.

(c)	Reflects pro forma interest expense related to the issuance of the Note Instrument as part of the consideration transferred for the Trina Business Combination. The Note Instrument matures in five years, bears interest at 1% per annum, and was issued at a discount of $32.3 million to its $150.0 million principal amount.

(d)	Reflects pro forma interest expense related to the issuance of the Convertible Note Instrument as part of the consideration transferred for the Trina Business Combination. The Convertible Note Instrument matures in five years, bears interest at an initial rate of 7% per annum with a 3% per annum increase six months after the Closing Date and on the first day of each subsequent 60-day period until the Second Conversion Date or repayment date, and was issued at a premium of $0.6 million to its $80.0 million principal amount as part of acquisition accounting. The First Conversion Date is contingent upon obtaining CFIUS approval, and the Second Conversion Date requires Requisite Stockholder Approval. The required approvals for the First Conversion Date and the Second Conversion Date have not been obtained as of the date of this Current Report on Form 8-K.

(e)

Reflects pro forma interest expense related to the Production Reserve Fee. The Production Reserve Fee represents fees paid by TUS for the reservation of production and supply slots, and is payable in five equal annual installments, which do not bear interest unless a payment is missed, and were recorded at a discount of $47.6 million to its $220.0 million principal amount of the long-term liability - related party as part of acquisition accounting.

Notes to unaudited pro forma condensed combined financial statements

(f)	Reflects pro forma interest income related to the financing component of the acquired long-term prepaid supply contract. The prepaid supply contract was recorded at a discount of $44.0 million as part of acquisition accounting and relates to a six-year supply of polysilicon.

(g)	Reflects adjustments to pro forma interest expense related to the amortization of the $4.2 million discount for the Senior Secured Credit Facility. This acquired debt was recorded at fair value as part of acquisition accounting and all unamortized deferred finance charges were eliminated. T1 entered into a Credit Agreement Amendment on the Closing Date to which the parties of the Senior Secured Credit Facility consented to waive the change of control that would have otherwise been triggered by the Trina Business Combination, along with certain other amendments.

(h)	Reflects adjustments to pro forma income tax benefit (expense) by applying a blended U.S federal and state statutory tax rate of 22.74% to the pro forma adjustments for the periods presented.

(i)	Reflects adjustments to preferred stock dividends related to the Preferred Stock Issuance. Note that the impact of the Preferred Stock, which are redeemable and convertible, would be anti-dilutive to the computation of diluted net loss attributable to common stockholders per share on a pro forma basis.

(j)	Reflects adjustments to T1’s weighted-average shares of common stock outstanding - basic and diluted for the Share Consideration issued as part of consideration transferred for the Trina Business Combination.

(k)	The Seller Option would be anti-dilutive to the computation of diluted net loss attributable to common stockholders per share on a pro forma basis. As such, no pro forma adjustment has been recorded within the pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

(l)	Reflects a pro forma adjustment to reclassify sales and marketing expense to general and administrative expense in order to conform TUH’s historical statement of operations for the nine months ended September 30, 2024 with T1’s financial statement presentation.

(m)	Reflects an adjustment to pro forma general and administrative expense for one-time, nonrecurring transaction costs of $16.8 million for the Trina Business Combination.